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                                                                    Exhibit 10.2

                            INDEMNIFICATION AGREEMENT



         THIS AGREEMENT is made and entered into this ____ day of September, 1996 between HEALTHDESK CORPORATION, a California corporation ("Corporation"), and ________ ("Indemnitee") with reference the following:

         1. Indemnitee is an officer and/or director of Corporation who performs a valuable service for Corporation.

         2. The Restated Articles of Incorporation of Corporation authorize and permit contracts between Corporation and agents of the Corporation with respect to indemnification of such agents.

         3. Pursuant to the California General Corporation Law, as amended ("Code"), Corporation may obtain Directors and Officers Liability Insurance ("D & O Insurance"), covering certain liabilities which may be incurred by its directors and officers.

         4. As a result of recent developments affecting the terms, scope and availability of D & O Insurance, the extent of protection afforded officers and directors by such D & O Insurance and by statutory and bylaw indemnification provisions is uncertain.

         5. In order to induce Indemnitee to continue to serve as an officer and/or director of Corporation, Corporation has determined and agreed to enter into this agreement with Indemnitee.

         The parties agree as follows:

         1. Indemnity. Corporation hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized by the provisions of the Code, as it may be amended from time to time.

         2. Additional Indemnity. Subject only to the limitations set forth in Section 3 hereof, Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

                  (a) against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer employee or agent of Corporation, or is or was serving or at any time

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serves at the request of Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

                  (b) otherwise to the fullest extent as may be provided to Indemnitee by Corporation under the non-exclusivity provision of the Articles of Incorporation of Corporation and the Code.

         3.       Limitations on Additional Indemnity.

                  (a) No indemnity pursuant to Section 2 hereof shall be paid by Corporation:

                        (i) except to the extent the aggregate of losses to be indemnified under Section 2 exceeds the sum of such losses for which the Indemnitee is indemnified pursuant to Section 1 or pursuant to any D & O Insurance purchased and maintained by Corporation;

                        (ii) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                        (iii) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of Securities of Corporation pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                        (iv) on account of Indemnitee's acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

                        (v) on account of any proceeding (other than a proceeding referred to in Section 8(b) hereof) initiated by the Indemnitee unless such proceeding was authorized by the directors of the Corporation;

                        (vi) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

                        (vii) on account of any action, suit or proceeding commenced by the Indemnitee against the Corporation or against any officer, director or shareholder of the Corporation unless authorized in the specific case by action of the Board of Directors;

                  (b) In addition to those limitations set forth above in paragraph (a) of this Section 3, no indemnity pursuant to Section 2 hereof in an action by or in the right of Corporation shall be paid by Corporation:

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                        (i)    on account of acts or omissions that Indemnitee
believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnitee;

                        (ii) with respect to any transaction from which Indemnitee derived an improper personal benefit;

                        (iii) on account of acts or omissions that show a reckless disregard for Indemnitee's duty to Corporation or its shareholders in circumstances in which Indemnitee was aware, or should have been aware, in the ordinary course of performing an officer's duties, of a risk of serious injury to Corporation or its shareholders;

                        (iv) on account of acts or omissions that constitute an unexcused pattern of inattention and that amount to an abdication of Indemnitee's duty to Corporation or its shareholders;

                        (v) to the extent prohibited by Section 310 of the Code;

                        (vi) to the extent prohibited by Section 316 of the California Corporations Code;

                        (vii) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to Corporation in the performance of Indemnitee's duty to Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

                        (viii) with respect to amounts paid in settling or otherwise disposing of a pending action without court approval; or

                        (ix) with respect to expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         4. Contribution. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Indemnitee for any reason other than those set forth in Section 3 (excluding subsections 3(b)(viii) and (ix)), then in respect of any threatened, pending or completed action, suit or proceeding in which Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), Corporation shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by Corporation on the one hand and Indemnitee on the other

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hand from the transaction from which such action, suit or proceeding arose, and
(ii) the relative fault of Corporation on the one hand and of Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of Corporation on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

         5. Continuation of Obligations. All agreements and obligations of Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was an officer of Corporation or serving in any other capacity referred to herein.

         6. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies Corporation of the commencement thereof:

                  (a) Corporation will be entitled to participate therein at its own expense;

                  (b) except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from Corporation to Indemnitee of its election so as to assume the defense thereof, Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Corporation and Indemnitee in the conduct of the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to

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assume the defense of any action, suit or proceeding brought by or on behalf of
Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

                  (c) Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

         7.       Advancement and Repayment of Expenses.

                  (a) In the event that Indemnitee employs his own counsel pursuant to Section 6(b)(i) through (iii) above, Corporation shall advance to Indemnitee, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Indemnitee for such expenses; and

                  (b) Indemnitee agrees that Indemnitee will reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled, under applicable law, the Corporation's Bylaws, this Agreement or otherwise, to be indemnified by Corporation for such expenses.

                  (c) Notwithstanding the foregoing, Corporation shall not be required to advance such expenses to Indemnitee if Indemnitee (i) commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an action, suit or proceeding brought by Corporation and approved by a majority of the Board which alleges willful misappropriation of Corporation assets by Indemnitee, disclosure of confidential information in violation of Indemnitee's fiduciary or contractual obligations to Corporation, or any other willful and deliberate in bad faith of Indemnitee's duty to Corporation or its shareholders.

         8.       Enforcement.

                  (a) Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce Indemnitee to continue as an officer and/or director of Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

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                  (b)   In the event Indemnitee is required to bring any action
to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

         9. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         10. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

         11. Binding Effect. This Agreement shall be binding upon Indemnitee and upon Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

         12. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                       HEALTHDESK CORPORATION


                                       By: _____________________________________



                                       INDEMNITEE:


                                       _________________________________________

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